Exhibit 10.4

COMPENSATION PLAN AGREEMENT

THIS COMPENSATION PLAN AGREEMENT (this “Agreement”) dated as of December 29, 2020 is between Great Elm Capital Group, Inc., a Delaware corporation (“GEC”) (which will be the surviving entity following the merger at the Effective Time (as defined herein), in which Forest Merger Sub, Inc., a Delaware corporation (“MergerSub”) will be merged with and into GEC) and Great Elm Group, Inc., a Delaware corporation (“GEG”).  All capitalized terms used in this Agreement and not defined herein have the respective meanings ascribed to them in the Agreement and Plan of Merger, dated as of December 21, 2020 (the “Merger Agreement”), by and among GEC, GEG and MergerSub.

RECITALS

WHEREAS, pursuant to the Merger Agreement, at the Effective Time, MergerSub will be merged with and into GEC, with GEC continuing as the surviving entity in such merger and each outstanding share of capital stock of GEC (“GEC Stock”) will be converted into one share of capital stock of GEG (“GEG Stock”) of the same class and with the same rights and privileges relative to GEG that such share had relative to GEC prior to the merger (the “Reorganization”);

WHEREAS, in connection with the Reorganization, (A) GEC will transfer (including sponsorship of) to GEG, and GEG will assume (including sponsorship of), GEC’s equity compensation plans listed in Exhibit A and any subplans, appendices or addendums thereto (the “GEC Equity Compensation Plans”) and all obligations of GEC pursuant to each stock option to purchase a share of GEC Stock (a “GEC Option”) and each right to acquire or vest in a share of GEC Stock (a “GEC Stock Award” and each GEC Option and GEC Stock Award, a “GEC Equity Award”) that is outstanding immediately prior to the Effective Time and issued under the GEC Equity Compensation Plans and underlying grant agreements (each such grant agreement, a “GEC Equity Award Grant Agreement” and such grant agreements together with the GEC Equity Compensation Plans, the “GEC Equity Compensation Plans and Agreements”) all upon the terms and subject to the conditions set forth in the Merger Agreement and this Agreement, and (B) each such GEC Equity Award will be converted into (x) with respect to each GEC Stock Award, a right to acquire or vest in a share of GEG Stock or (y) with respect to a GEC Option, an option to purchase a share of GEG Stock at an exercise price per share equal to the exercise price per share of GEC Stock subject to such GEC Option immediately prior to the Effective Time;

WHEREAS, the Board of Directors of GEC has determined that it is in the best interests of GEC for GEC to enter into this Agreement;

WHEREAS, the Board of Directors of GEG has determined that it is in the best interests of GEG and its shareholders for GEG to enter into this Agreement;

WHEREAS, the Board of Directors of GEC and the Board of Directors of GEG have determined that the Reorganization does not constitute a “Change in Control” under the GEC Equity Compensation Plans and Agreements or the GEC Equity Awards, as such term is defined therein.

NOW, THEREFORE, for good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, GEC and GEG hereby agree as follows:

ARTICLE I

EQUITY PLANS AND AWARDS

Section 1.1          Subject to and as of the Effective Time, GEG will assume and will perform, from and after the Effective Time, all of the obligations of GEC pursuant to the GEC Equity Compensation Plans and Agreements.

Section 1.2          Subject to and as of the Effective Time, (a) GEG will assume each GEC Equity Award that is outstanding and unexercised, unvested and not yet paid or payable immediately prior to the Effective Time issued under the GEC Equity Compensation Plans and and (b) each such GEC Equity Award shall be converted into (A) with respect to each GEC Stock Award, a right to acquire or vest in, on otherwise the same terms and conditions as were applicable under the applicable GEC Equity Compensation Plan and GEC Equity Award Grant Agreement (as modified herein), a share of GEG Stock with the same rights and privileges applicable to the share of GEC Stock subject to such GEC Stock Award immediately prior to the Effective Time and (B) with respect to a GEC Option, an option to purchase, on otherwise the same terms and conditions as were applicable under the applicable GEC Equity Compensation Plan and/or GEC Equity Award Grant Agreement (as modified herein), a share of GEG Stock with the same rights and privileges applicable to the share of GEC Stock subject to such GEC Option immediately prior to the Effective Time, at an exercise price per share equal to the exercise price per share of GEC Stock subject to such GEC Option immediately prior to the Effective Time.  All GEC Options shall be adjusted and converted in accordance with the requirements of Section 424 of the United States Internal Revenue Code of 1986, as amended, and regulations thereunder.

Section 1.3          At the Effective Time, the GEC Equity Awards, the GEC Equity Compensation Plans and Agreements and any provision of any other compensatory plan, agreement or arrangement providing for the grant or issuance of GEC Stock shall each be automatically deemed to be amended, to the extent necessary or appropriate, to provide that references to GEC in such awards, documents and provisions shall be read to refer to GEG and references to GEC Stock in such awards, documents and provisions shall be read to refer to GEG Stock.  GEG and GEC agree to (i) prepare and execute all amendments to the GEC Equity Compensation Plans and Agreements, GEC Equity Awards and other documents necessary to effectuate GEG’s assumption of the GEC Equity Compensation Plans and Agreements and outstanding GEC Equity Awards, (ii) provide notice of the assumption to holders of such GEC Equity Awards, and (iii) submit any required filings with the Securities and Exchange Commission in connection with same.

Section 1.4          On or prior to the Effective Time, GEG shall reserve sufficient shares of GEG Stock to provide for the issuance of GEG Stock to satisfy GEG’s obligations under this Agreement with respect to the GEC Equity Compensation Plans and Agreements and GEC Equity Awards.

Section 1.5          GEC and GEG agree that the Reorganization does not constitute a “Change in Control” under the GEC Equity Compensation Plans and Agreements or the GEC Equity Awards, as such term is defined therein.

ARTICLE II

MISCELLANEOUS

Section 2.1          Each of GEC and GEG will, from time to time and at all times hereafter, upon every reasonable request to do so by any other party hereto, make, do, execute and deliver, or cause to be made, done, executed and delivered, all such further acts, deeds, assurances and things as may be reasonably required or necessary in order to further implement and carry out the intent and purpose of this Agreement.

Section 2.2.        No provision hereof shall create any third-party beneficiary rights in any current or former employee or any other natural person service provider of GEC or GEG or any of their subsidiaries or any beneficiary, dependents, or other individual associated therewith.

Section 2.3.        This Agreement may be terminated, whether before or after the adoption of this Agreement by GEG, at any time prior to the Effective Time, by action of the Board of Directors of GEC.  In the event of termination of this Agreement, this Agreement shall forthwith become void and have no effect, and neither GEC, or GEG nor their respective stockholders, directors or officers shall have any liability with respect to such termination or abandonment.

Section 2.4.          At any time prior to the Effective Time, this Agreement may be supplemented, amended or modified, whether before or after the adoption of this Agreement by GEG, by the mutual consent of the parties to this Agreement by action by their respective Boards of Directors.  No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by both of the parties hereto.

Section 2.5.         This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws.

Section 2.6          This Agreement may be executed in one or more counterparts, each of which when executed shall be deemed to be an original but all of which shall constitute one and the same agreement.

Section 2.7.        This Agreement, including the documents and instruments referred to herein, constitutes the entire agreement and supersedes all other prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof.

Section 2.8.         The provisions of this Agreement are severable, and in the event any provision hereof is determined to be invalid or unenforceable, such invalidity or unenforceability shall not in any way affect the validity or enforceability of the remaining provisions hereof.

IN WITNESS WHEREOF, the undersigned have executed this Compensation Plan Agreement as of the date first written above.

GREAT ELM CAPITAL GROUP, INC.
a Delaware corporation
By:	/s/ Adam Kleinman
Name: Adam Kleinman
Title: President

GREAT ELM GROUP, INC.
a Delaware corporation
By:	/s/ Adam Kleinman
Name: Adam Kleinman
Title: President

[Signature Page to Compensation Plan Agreement]

Exhibit A

Equity Plans

•	Unwired Planet, Inc. Second Amended and Restated 1999 Directors’ Equity Compensation Plan
•	Unwired Planet, Inc. Second Amended and Restated 2006 Stock Incentive Plan
•	Great Elm Capital Group, Inc. Amended and Restated 2016 Long-Term Incentive Compensation Plan
•	Great Elm Capital Group, Inc. 2016 Employee Stock Purchase Plan

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